EXHIBIT 99.1

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

IN RE FOREST LABORATORIES, INC. DERIVATIVE LITIGATION This Document Relates To: ALL ACTIONS.	) ) ) ) ) ) ) ) )	Lead Civil Action No. 05-CV-3489

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF
SHAREHOLDER DERIVATIVE ACTIONS

TO:	ALL OWNERS OF FOREST LABORATORIES, INC. (“FOREST”) COMMON STOCK AS OF MARCH 11, 2011 (“CURRENT FOREST SHAREHOLDERS”)

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY.  YOUR RIGHTS MAY BE AFFECTED.

This notice has been provided to you pursuant to an Order of the United States District Court for the Southern District of New York (the “Court”).  The purpose of the notice is to advise you of the proposed settlement (the “Settlement”), as set forth in a Stipulation of Settlement dated March 11, 2011 (the “Stipulation”), of the consolidated shareholder derivative litigation pending before the Court and captioned-above, as well as the shareholder derivative litigation pending in New York Supreme Court, County of New York, captioned Wandel v. Solomon, et al., Index No. 09/601154 (the “State Derivative Action”), (collectively, the “ Derivative Actions”), and of the Settlement Hearing.  The Settlement will fully resolve the Derivative Actions on the terms set forth in the Stipulation and summarized in this notice, including the dismissal of the Derivative Actions with prejudice.  For a more detailed statement of the matters involved in the Derivative Actions, the Settlement and the terms discussed in this notice, the Stipulation may be viewed on the websites of Faruqi & Faruqi, LLP at www.faruqilaw.com, Robbins Umeda LLP at http://www.robbinsumeda.com/notices.html, and Rigrodsky & Long, P.A. at www.rigrodskylong.com.  The Stipulation may also be inspected at the Office of the Clerk of the United States District Court for the Southern District of New York located at 500 Pearl Street, New York, New York 10007-1312, during regular business hours of each business day.

You may have the right to object to the Settlement, including any award of attorneys’ fees and expenses to Derivative Plaintiffs’ Counsel, in the manner provided herein.  If you fail to object in the manner provided herein at least ten (10) business days prior to the Settlement Hearing, you will be deemed to have waived your objections and will be bound by the Judgment to be entered and the releases to be given, unless otherwise ordered by the Court.

This notice is not intended to be an expression of any opinion by the Court with respect to the merits of the claims made in the Derivative Actions, but is merely to advise you of the pendency and settlement of the Derivative Actions.

I.	DEFINITIONS USED IN THIS NOTICE

1. "Co-Lead Counsel" means collectively, Faruqi & Faruqi, LLP, 369 Lexington Avenue, 10th Floor, New York, NY 10017 and Robbins Umeda LLP, 600 B Street, Suite 1900, San Diego, CA 92101.

2. “Court” means the United States District Court for the Southern District of New York.

3. “Current Forest Shareholders” means all persons who are record or beneficial owners of Forest common stock as of the date of the execution of this Stipulation, together with their respective representatives, trustees, executors, heirs, administrators, transferees, agents, successors, or assigns, but excluding the Individual Defendants, the officers and directors of Forest, members of their immediate families, and their legal representatives, heirs, successors, or assigns, and any entity in which Individual Defendants have or had a controlling interest.

4. “Defendants’ Counsel” means Debevoise & Plimpton LLP, 919 Third Avenue, New York, NY 10022.

5. “Derivative Actions” means collectively, the Federal Derivative Action and the State Derivative Action.

6. “Derivative Plaintiffs” means collectively, Federal Derivative Plaintiffs and State Derivative Plaintiff.

7. “Derivative Plaintiffs’ Counsel” means collectively, Co-Lead Counsel and State Derivative Plaintiff’s Counsel.

8. “Effective Date” means the first date by which all of the events and conditions specified in ¶5.1 of the Stipulation have been met and have occurred.

9. “Federal Derivative Action” means In re Forest Laboratories, Inc. Derivative Litigation, No. 05-CV-3489 (Lead).

10. “Federal Derivative Plaintiffs” means collectively Eleanor Turburg and Jeff Michelson.

11. “Final” means (i) having been finally affirmed on appeal or any appeal (having been dismissed; or (ii) if no appeal is filed, the time for filing or noticing any appeal having expired.  For purposes of this paragraph, an “appeal” shall include any petition for a writ of certiorari, petition for review, or other writ that may be filed in connection with approval or disapproval of the Settlement, but shall not include any appeal which concerns only the issue of Derivative Plaintiffs’ Counsel’s attorneys’ fees and reimbursement of expenses.

12. “Forest” or the “Company” means nominal party Forest Laboratories, Inc.

13. “Individual Defendants” means collectively, Howard Solomon, Kenneth E. Goodman, John E. Eggers, Elaine Hochberg, Lawrence S. Olanoff, William J. Candee, George S. Cohan, Dan L. Goldwasser, Lester B. Salans, Phillip M. Satow, Nesli Basgoz, Mary E. Prehn, Raymond Stafford, and Charles E. Triano.

14. “Judgment” means the proposed Final Judgment and Order of Dismissal with Prejudice to be entered by the Court, substantially in the form attached to the Stipulation as Exhibit A.

15. “Person” means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity and their respective spouses, heirs, predecessors, successors, representatives, or assignees.

16. “Related Persons” means the past or present directors, officers, employees, partners, members, principals, agents, insurers, co-insurers, reinsurers, controlling shareholders, attorneys, accountants or auditors, personal or legal representatives, predecessors, successors, parents, subsidiaries, divisions, joint ventures, assigns, spouses, heirs and related or affiliated entities, of each of the Released Parties’ (as defined in ¶18), any entity in which any of the Released Parties has a controlling interest, any members of any Individual Defendant’s immediate family, or any trust of which any Individual Defendant or Forest is the settlor, or which is for the benefit of Forest or any Individual Defendant and/or member(s) of any Individual Defendant’s family.

17. “Released Claims” shall collectively mean any and all claims for relief, debts, demands, rights, and causes of action or liabilities whatsoever (including, but not limited to, any claims for compensatory damages, punitive damages, interest, attorneys’ fees, expert or consulting fees, and any other costs, expenses, liability or relief, monetary, injunctive, or otherwise), whether based on federal, state, local, foreign, statutory, or common law or any other law, rule, or regulation, whether fixed or contingent, matured or unmatured, pleaded or unpleaded, known or unknown, suspected or unsuspected (including Unknown Claims ~~(~~as defined in ¶25 below), arising out of or relating to any claims that have been or could have been asserted by Derivative Plaintiffs or shareholders of Forest derivatively on behalf of Forest against the Released Persons (as defined in ¶19 below) concerning or arising out of the facts, allegations, transactions, events, matters, occurrences, acts, disclosures, statements, representations, omissions or failures to act that were alleged or could have been alleged in the Derivative Actions, including, but not limited to, clinical trials, tests, and alleged “off label” promotional activities for Celexa or Lexapro; payments to health care providers; the manufacturing and distribution of Levothroid; the efficacy and likelihood of FDA approval of Namenda and Milnacipran; product warnings for SSRI’s, including but not limited to Celexa or Lexapro; and Forest’s officers’ and directors’ sales of personally held stock of Forest.

18. “Released Parties” means collectively, Forest and each of the Individual Defendants.

19. “Released Persons” means collectively, each and all of the Released Parties and each of their Related Persons.

20. “Settlement Hearing” means the hearing on final approval of the proposed Settlement contemplated by the Stipulation, made upon noticed motion and at which the Derivative Plaintiffs will seek entry of the Judgment.

21. “Settling Parties” means, collectively, Forest, the Individual Defendants, Federal Derivative Plaintiffs and State Derivative Plaintiff, individually and derivatively on behalf of Forest.

22. “State Derivative Action” means Wandel v. Solomon, et al., Index No. 09/601154 (Supr. Ct., New York Cty).

23. “State Derivative Plaintiff” means Arnold Wandel, individually and derivatively on behalf of Forest.

24. “State Derivative Plaintiff’s Counsel” means Rigrodsky & Long, P.A., 585 Stewart Avenue, Suite 304, Garden City, NY 11530.

25. “Unknown Claims” means any Released Claims that any Settling Party or Related Person does not know or suspect to exist in his, her, or its favor at the time of the Settlement including, without limitation, those claims which, if known, might have affected the decision to enter into, or not object to, this Settlement.  The Settling Parties expressly waive, relinquish, and release any and all provisions, rights, and benefits conferred by or under California Civil Code

Section 1542 ("§1542") or any other law of the United States or any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to §1542, which provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

The Settling Parties acknowledge that they may hereafter discover facts in addition to or different from those now known or believed to be true by them, with respect to the subject matter of the Released Claims, but it is the intention of the Settling Parties to completely, fully, finally, and forever compromise, settle, release, discharge, and extinguish any and all Released Claims, known or unknown, suspect or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, which do now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts.  The Settling Parties each acknowledge that the foregoing waiver was separately bargained for and a key element of the Settlement of which this release is a part.

II.	THE DERIVATIVE ACTION

The Derivative Plaintiffs bring suit against the Individual Defendants solely on behalf of Forest and solely for the benefit of Forest and not for any recovery for the direct benefit of any shareholders.  The Derivative Plaintiffs generally allege that the Individual Defendants breached their fiduciary duties, by, among other things, causing or allowing the Company to: engage in acts that gave rise to a securities class action filed against the Company and certain of its officers in 2005 and investigations by various agencies of the U.S. government and the New York Attorney General that involved various matters including: (i) concealing adverse clinical trials or tests regarding two anti-depression drugs, Celexa and Lexapro, as to their efficacy in the treatment of adolescent and pediatric depression; (ii) engaging in unlawful “off-label” promotional activities for Celexa and Lexapro; (iii) making misleading statements or omissions in its public filings regarding the timing and chances of success of Forest’s application with the U.S. Drug Administration (“FDA”) for approval of its Alzheimer’s drug, Memantine/Namenda, in the treatment of mild to moderate cases of the disease; (iv) paying illegal kickbacks to doctors in an effort to induce them to prescribe Forest’s drugs; and (v) illegally manufacturing and distributing levothroid.  Derivative Plaintiffs allege that certain of the Individual Defendants sold more than ~~$~~6 million shares of personally held Forest stock for proceeds in excess of $407 million while in possession of material, undisclosed adverse information regarding Forest’s business and operations.  Derivative Plaintiffs sought, among other things, damages, disgorgement by the Individual Defendants, and corporate governance reforms to be implemented by Forest.

III.	INDIVIDUAL DEFENDANTS’ DENIALS OF WRONGDOING

Each Individual Defendant, has denied and continues to deny each and all of the claims and contentions alleged against each of them in the Derivative Actions.  Each Individual Defendant has expressly denied and continues to deny all charges of wrongdoing or liability against each of them arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Derivative Actions.  The Individual Defendants also have denied and continue to deny,the allegations that Forest, the Derivative Plaintiffs, or the Current Forest Shareholders~~,~~ have suffered damages or were harmed by the conduct alleged in the Derivative Actions.

Nonetheless, the Individual Defendants and Forest have concluded that further conduct of the Derivative Actions would be protracted and expensive, and that it is desirable that the Derivative Actions be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation.  The Individual Defendants and Forest also have taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like the Derivative Actions.  Further, Forest believes that the Settlement is in the best interests of Forest and its shareholders.  The Individual Defendants and Forest have, therefore, determined that it is desirable and beneficial to them that the Derivative Actions be settled in the manner and upon the terms and conditions set forth in the Stipulation.

For the avoidance of doubt, none of the Individual Defendants or Forest intends or understands the denials set forth in this Section or elsewhere in this Agreement to be inconsistent with the admissions of guilt referenced in (a) the September 15, 2010 Plea Agreement entered into between the United States and Forest Pharmaceuticals, Inc., and (b) the September 15, 2010 Side Letter Agreement entered into between the United States and Forest Laboratories, Inc.

Neither the Stipulation nor the Settlement shall be deemed to be or be used as an admission or evidence of the validity or infirmity of any claim against any Individual Defendant or the liability or non-liability of any Individual Defendant, or an admission of the existence or lack of insurance coverage under any policy, and may not be used in any proceeding for any purpose except to enforce the terms of the Stipulation.

IV.	CLAIMS OF THE DERIVATIVE PLAINTIFFS AND BENEFITS OF SETTLEMENT

Derivative Plaintiffs believe that the claims alleged in the Derivative Actions have merit.  Derivative Plaintiffs and Derivative Plaintiffs’ Counsel recognize and acknowledge, however, the significant risk, expense, and length of continued proceedings necessary to prosecute the Derivative Actions against the Individual Defendants through trial and through appeal.  Derivative Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Derivative Actions, as well as the difficulties and delays inherent in such litigation.  Derivative Plaintiffs’ Counsel are also mindful of the inherent problems of proof and possible defenses to the claims asserted in such actions.  Derivative Plaintiffs' Counsel have conducted a thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, and believe that the Settlement set forth in the Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon Forest and its shareholders.  Based upon Derivative Plaintiffs' Counsel's evaluation, Derivative Plaintiffs believe that the Settlement is in the best interests of Forest and Current Forest Shareholders and have agreed to settle the Derivative Actions upon the terms and subject to the conditions set forth herein.

V.	THE SETTLEMENT HEARING

The Settlement Hearing will be held before the Honorable Richard J. Holwell on February 3, 2012 at 2:00 p.m. at the United States District Court for the Southern District of New York for the purpose of determining: (i) whether the Settlement is fair, reasonable, and adequate, and should be finally approved by the Court; (ii) whether a Judgment should be entered dismissing the Federal Derivative Action with prejudice; and (iii) whether the Fee and Expense Award should be approved.  The Settlement Hearing may be continued by the Court at the Settlement Hearing or at any adjourned session thereof without further notice.

VI.	THE SETTLEMENT

The Settlement was reached by the Settling Parties after engaging in arm’s-length negotiations conducted in good faith.  The terms and conditions of the proposed Settlement are set forth fully in the Stipulation described above.  The Stipulation has been filed with the Court and is also available for viewing on the websites of Faruqi & Faruqi, LLP at www.faruqilaw.com, Robbins Umeda LLP at http://www.robbinsumeda.com/notices.html, and Rigrodsky & Long, P.A. at www.rigrodskylong.com.  The following is only a summary of its terms.

Forest has implemented or will implement a number of corporate governance measures fully set forth in Exhibit B to the Stipulation.  In summary, these corporate governance measures enhance Board level oversight of the Company’s sales and promotional compliance by requiring periodic reports to the Board by the Chief of Compliance and by requiring the Board, or a committee of the Board so delegated, to oversee the implementation and effectiveness of Forest’s internal controls over the marketing of Forest’s products in compliance with, inter alia, FDA regulations and the Company’s Code of Business Conduct.  The corporate governance measures adopted by Forest also require annual training of its Board members regarding Forest’s compliance program and its Code of Conduct and Policies and Procedures as they pertain to general compliance issues, FDA regulations governing the marketing of prescription drugs, best practices for marketing prescription drugs and the reporting of clinical studies.  Training will also be provided to all Forest employees who promote its drugs or supervise other employees’ promotion of Forest drugs on the products for which Forest has obtained FDA approval, Forest’s policy prohibiting the promotion of Forest’s products for purposes outside the scope of the FDA-approved package insert the consequences of violating that policy, and the mechanisms for reporting suspected instances of improper promotional practices.  Moreover, the corporate governance measures include the conduct of annual surveys of health care professionals to discern the content and subject matter of interactions between Forest’s sales representatives and healthcare professionals for no fewer than three of Forest’s products and the maintenance of a database tracking requests for information about Forest’s products.

Forest and the Individual Defendants acknowledge and agree that the pendency and prosecution of the Derivative Actions were a material cause of the agreement to implement or maintain the corporate governance measures described in Exhibit B attached to the Stipulation.  Further, Forest believes that the institution of the corporate governance measures will be effective in preventing the types of wrongdoing alleged in the complaints in the Derivative Actions.

VII.	DISMISSAL AND RELEASES

If the Court approves the Settlement, the Settling Parties will ask the Court at the Settlement Hearing to enter the Judgment dismissing the Federal Derivative Action with prejudice in accordance with the terms of the Stipulation.  Promptly thereafter, State Derivative Plaintiff shall file a dismissal with prejudice of all claims asserted by him against the Individual Defendants in the State Derivative Action.

Upon the Effective Date, Forest, Derivative Plaintiffs (individually and derivatively on behalf of Forest), and each of the Current Forest Shareholders (solely in their capacity as Forest shareholders) shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged the Released Claims against the Released Persons and shall be forever enjoined from prosecuting the Released Claims.  Further, upon the Effective Date, Forest, each of the Individual Defendants~~,~~ and the Related Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged Derivative Plaintiffs and Derivative Plaintiffs’ Counsel from all claims arising out of, relating to, or in connection with their institution, prosecution, assertion, settlement, or resolution of the Derivative Actions or the Released Claims.

VIII.	APPLICATION FOR THE FEE AND EXPENSE AWARD

      In recognition of the substantial benefits conferred on Forest by the corporate governance measures instituted by Forest, the Settling Parties reached an agreement as to a fair and reasonable amount of attorneys’ fees and reimbursement of expenses for Derivative Plaintiffs’ Counsel.  Accordingly,  Forest's Board of Directors has agreed to cause Forest or Forest’s and the Individual Defendants’ insurers to pay to Derivative Plaintiffs’ Counsel the agreed-to amount of $2,175,000 (the “Fee and Expense Award”) for Derivative Plaintiffs’ Counsel’s attorneys’ fees and reimbursement of expenses, subject to approval of the Court.

Derivative Plaintiffs’ Counsel shall request approval of the Fee and Expense Award at the Settlement Hearing.  To date, Derivative Plaintiffs’ Counsel have neither received any payment for their services in conducting the Derivative Actions, nor have they been reimbursed for their out-of-pocket expenses incurred.  Derivative Plaintiffs’ Counsel believe that the Fee and Expense

Award requested is within the range of fees and expenses awarded to Derivative Plaintiffs’ Counsel under similar circumstances in litigation of this type.  Forest shareholders are not personally liable for the Fee and Expense Award.

IX.	THE RIGHT TO OBJECT AND/OR BE HEARD AT THE HEARING

Any Current Forest Shareholder who continues to hold shares of Forest common stock as of the date of the Settlement Hearing may object and/or appear and show cause, if he, she, or it has any concern why the Settlement should not be approved as fair, reasonable, and adequate, or why the Judgment should not be entered thereon, or why the Fee and Expense Award should not be awarded to Derivative Plaintiffs’ Counsel; provided, however, unless otherwise ordered by the Court, no Current Forest Shareholder shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Judgment to be entered thereon approving the same, or the attorneys’ fees and expenses to be awarded to Derivative Plaintiff’s Counsel unless that shareholder has, at least ten (10) business days prior to the Settlement Hearing:  (1) filed with the Clerk of the Court, U.S. District Court, Southern District of New York, 500 Pearl Street, New York, NY 10007-1312, a written objection to the Settlement setting forth:  (a)  the nature of the objection; (b) proof of ownership of Forest common stock through the date of the Settlement Hearing, including the number of shares of Forest common stock held and the date of purchase; and (c) any documentation in support of such objection; and (2) if a Current Forest Shareholder intends to appear and requests to be heard at the Settlement Hearing, such shareholder must have, in addition to the requirements of (1) above, filed with the Clerk of the Court:  (a) a written notice of such shareholder’s intention to appear; (b)  a statement that indicates the basis for such appearance; and (c) the identities of any witnesses  the shareholder intends to call at the Settlement Hearing and the subjects of their testimony.  If a Current Forest Shareholder files a written objection and/or written notice of intent to appear, such shareholder must also simultaneously serve copies of such notice, proof, statement and documentation, together with copies of any other papers or briefs such shareholder files with the Court (either by hand delivery or by first class mail) upon each of the following:

NADEEM FARUQI
BETH A. KELLER
FARUQI & FARUQI, LLP
369 Lexington Avenue, 10th Floor
New York, NY 10017
Telephone: (212) 983-9330
Facsimile:  (212) 983-9331

Co-Lead Counsel for Federal Derivative Plaintiffs

GARY W. KUBEK
DEBEVOISE & PLIMPTON LLP
919 Third Avenue
New York, NY 10022
Telephone: (212) 909-6000
Facsimile:  (212) 909-6836

Counsel for Forest and the Individual Defendants

BRIAN J. ROBBINS
CRAIG W. SMITH
ROBBINS UMEDA LLP
600 B Street, Suite 1900
San Diego, CA  92101
Telephone: (619) 525-3990
Facsimile:  (619) 525-3991

Co-Lead Counsel for Federal Derivative Plaintiffs

Any Current Forest Shareholder who does not make his, her, or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement as incorporated in the Stipulation and the Fee and Expense Award to Derivative Plaintiffs’ Counsel, unless otherwise ordered by the Court, but shall otherwise be bound by the Judgment to be entered and the releases to be given.

X.	CONDITIONS FOR SETTLEMENT

The Settlement is conditioned upon the occurrence of certain events described in the Stipulation.  Those events include the occurrence of the Effective Date, which requires, among other things: (1) entry of the requested Judgment by the Court; and (2) expiration of the time to appeal from or alter or amend the Judgment or affirmance of the Judgment after any appeal that may be taken.  If, for any reason, any of the conditions described in the Stipulation is not met and the Effective Date does not occur, the Stipulation might be terminated and, if terminated, will become null and void, and the parties to the Stipulation will be restored to their respective positions as of March 11, 2011.

XI.           EXAMINATION OF PAPERS AND INQUIRIES

This notice contains only a summary of the terms of the Settlement.  For a more detailed statement of the matters involved in the Derivative Actions, the Settlement and the terms discussed in this notice, the Stipulation may be viewed on the websites of Faruqi & Faruqi, LLP at www.faruqilaw.com, Robbins Umeda LLP at http://www.robbinsumeda.com/notices.html, and Rigrodsky & Long, P.A. at www.rigrodskylong.com.  The Stipulation may also be inspected at the Office of the Clerk of the United States District Court for the United States District Court for the Southern District of New York, 500 Pearl Street, New York, New York 10007-1312, during business hours of each business day.

Any inquiries regarding the Settlement or the Derivative Actions should be addressed to one of the following:

NADEEM FARUQI
BETH A. KELLER
FARUQI & FARUQI, LLP
369 Lexington Avenue, 10th Floor
New York, NY 10017
Telephone: (212) 983-9330
Facsimile:  (212) 983-9331

Co-Lead Counsel for Federal Derivative Plaintiffs

BRIAN J. ROBBINS CRAIG W. SMITH ROBBINS UMEDA LLP 600 B Street, Suite 1900 San Diego, CA 92101 Telephone: (619) 525-3990 Facsimile: (619) 525-3991 Co-Lead Counsel for Federal Derivative Plaintiffs

PLEASE DO NOT TELEPHONE THE COURT OR FOREST REGARDING THIS NOTICE.